Calculation of Filing Fee Tables
S-3
AVENUE THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, no par value per share	457(a)	731,061	$ 4.78	$ 3,494,471.58		$ 515.78
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,494,471.58		$ 515.78
			Total Fees Previously Paid:						$ 515.78
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents the sum of up to 731,061 shares of Common Stock issuable upon exercise of outstanding warrants. This registration statement registers the resale of 731,061 shares of Common Stock. This registration statement was originally filed on Form S-3 and was initially filed with the Securities and Exchange Commission on May 6, 2024, File No. 333-279125 registering the resale of up to 1,420,741 shares of Common Stock, at which time a filing fee of $1,002.37, computed in accordance with Rule 457(c) under the Securities Act, was paid.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A